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                                                               Exhibit 10.66.1

                           PURCHASE AND SALE AGREEMENT
                           (Emeritus Owned Facilities)
                                AL INVESTORS LLC
                                       and
                              EMERITUS CORPORATION
                        EMERITUS PROPERTIES VI, INC., and
                                  ESC I, L.P.
                            Dated : December 30, 1998

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                           PURCHASE AND SALE AGREEMENT
                           (Emeritus Owned Facilities)

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of this day of December, 1998, by and between AL Investors LLC, a Delaware limited liability company, and its permitted assigns ("AL Investors"), and Emeritus Corporation, a Washington corporation, Emeritus Properties VI, Inc., a Washington corporation, and ESC I, L.P., a Washington limited partnership (hereinafter referred to collectively as "Sellers" or the "Emeritus Entities"). All capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A. AL Investors is concurrently herewith entering into a purchase and sale agreement with Meditrust Company LLC ("Meditrust") for the acquisition of twenty-two (22) assisted living facilities ("Meditrust Facilities") presently being leased by Affiliates of Sellers ("Meditrust Purchase Agreement"). AL Investors is also concurrently herewith entering into a Supplemental Agreement In Connection With Purchase of Facilities with Emeritus Corporation ("Emeritus") and its Affiliates Emeritus Properties I, Inc., Emeritus Properties VI, Inc. and ESC I, L.P. (the "Supplemental Agreement").

Sellers each own a Facility as defined in Exhibit A that is intended to be purchased concurrently with the Closing of the Meditrust Facilities.

In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. SALE AND PURCHASE. Sellers agree to sell the Facilities to AL Investors on the terms and conditions contained in this Agreement and AL Investors agrees to purchase the Facilities from Sellers on the terms and conditions contained in this Agreement.

2. PURCHASE PRICE.

2.1 Purchase Price. The Purchase Price for each Facility is set forth on attached Exhibit B. The Purchase Price shall be paid by AL Investors to Sellers at Closing in good funds subject to the adjustments herein.

2.2 Adjustment. In the event that the Senior Lender or Junior Lender will not finance one or more of the Facilities, or if AL Investors should determine from its due diligence that a particular Facility is not acceptable for purchase, AL Investors may decline to purchase such Facility and the Purchase

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Price shall be reduced by the amount allocated to each such Facility as set forth in Exhibit B.

3. DUE DILIGENCE.

3.1 Investigations. AL Investors shall have until the Closing Date (the "Due Diligence Period") to undertake such due diligence on each Facility as it deems necessary in its sole discretion, including but not limited to review of title reports, the conduct of surveys, conducting of environmental assessments, physical inspections and testings, all as more particularly set forth in Section
4.1 of the Supplemental Agreement.

3.2 Documentation. Promptly upon request therefor, or as soon as practicable, if it has not already done so, Sellers, and each of them, shall provide to AL Investors or its designated representatives the originals and copies of the documentation for each Facility as set forth in Section 4.2 of the Supplemental Agreement.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Emeritus, jointly and severally, with each of the other Sellers (and each other Seller severally with respect to the Facility owned by it), represent, warrant and covenant with respect to the Facilities to each of AL Investors and the Facility Entities as of the date of this Agreement as follows:

4.1 Incorporation by Reference. Each of the warranties, representations and covenants set forth in Sections 5.1 through 5.22 of the Supplemental Agreement, which by their terms apply to the Facilities referenced in this Agreement, are ratified and confirmed and incorporated herein by reference.

4.2 Indemnification. Each of the Sellers, jointly and severally, hereby agrees to defend, protect, indemnify and hold each of AL Investors and the Facility Entities harmless from and against any and all loss, damage, liability or expense, including attorneys' fees and costs, AL Investors or any of the Facility Entities may suffer as a result of (y) any breach of or inaccuracy in the foregoing representations, warranties and covenants, and (z) any claim by any Person for personal injury or malpractice (including death) or damage to property arising out of facts and circumstances occurring (or alleged to have occurred) at the Facilities prior to the Closing.

4.3 General Provision. The liability of Sellers, and each of them, for breach of any of the warranties, representations and indemnities set forth herein shall survive Closing, shall not be diminished by, nor shall any defense to enforcement thereof arise by reason of, any investigation conducted by AL Investors or the Facility Entities or any remedy any of them may have against any

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other Person, and shall be cumulative with any other remedies any of them may have against any of the Sellers.

5. AL INVESTORS' REPRESENTATIONS. AL Investors warrants and represents to Sellers as follows:

5.1 Existence; Power; Qualification. AL Investors is a limited liability company duly organized, validity existing and in good standing under the laws of the State of Delaware. Each Facility Entity is, or will be prior to Closing, duly organized, validly existing, and in good standing in the State of Washington and qualified to do business in the jurisdiction in which it owns or will own a Facility.

5.2 Authority. This Agreement and all documents to be executed by AL Investors or the Facility Entities at Closing have been duly authorized, executed, and delivered by AL Investors and/or the Facility Entities and are binding on and enforceable against AL Investors and the Facility Entities in accordance with their terms.

AL Investors hereby agrees to defend, protect, indemnify, and hold Sellers harmless from and against any and all loss, damage, liability or expense, including attorneys' fees and costs, Sellers may suffer as a result of any breach of or any inaccuracy in the foregoing representations and warranties.

6. RELATED AGREEMENTS.

6.1 Meditrust Purchase Agreement. AL Investors has entered into or will enter into an agreement with Meditrust to purchase the Meditrust Facilities on the terms and conditions contained in the Purchase and Sale Agreement ("Meditrust Purchase Agreement"). Unless waived in writing by AL Investors, the obligations of AL Investors under this Agreement are conditioned upon a simultaneous closing under the Meditrust Purchase Agreement and the obligations of AL Investors under the Meditrust Purchase Agreement are conditioned upon a simultaneous closing under this Agreement.

6.2 Supplemental Agreement. Concurrently with and as a condition to the Closing, Emeritus and its affiliates Emeritus Properties I, Inc., Emeritus Properties VI, Inc., and ESC I, L.P. are entering into the Supplemental Agreement providing various representations and warranties and other covenants in favor of AL Investors and the Facility Entities named therein with respect to the purchase of Meditrust Facilities and the Facilities herein.

6.3 Management A4reement with Option to Purchase. Concurrently with and as a condition to the Closing, Emeritus shall cause Emeritus Management LLC, Emeritus Management I LP, and other wholly owned Affiliates of Emeritus


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("Managers"), to enter into a Management Agreement with Option to Purchase with
AL Investors for itself and on behalf of each Facility Entity ("Management Agreement") more particularly described in the Supplemental Agreement. Emeritus shall unconditionally guarantee the obligations of each of the Managers under the Management Agreement and agree to fund all operating deficits of the Facilities exceeding approximately $4,500,000 in the aggregate pursuant to Guaranty of Management Agreement and Shortfall Funding Agreement ("Guaranty Agreement") more particularly described in the Supplemental Agreement.

6.4 Put Agreement. Concurrently with and as a condition to the Closing, Emeritus shall cause Daniel R. Baty to enter into the Put and Purchase Agreement ("Put Agreement") more particularly described in the Supplemental Agreement.

7. OPERATIONS OF FACILITIES PENDING CLOSING. At all times prior to the Closing or the sooner termination of this Agreement, Sellers each agree: (a) to maintain, manage and operate its Facility in accordance with applicable law and consistent with its past management practices; (b) to maintain its Facility in its current condition and state of repair and to rebuild, repair or restore any damage or destruction to the Facility by Casualty or otherwise which may occur prior to Closing; (c) to maintain the existing property and casualty insurance on the Facility; (d) to perform all of its material obligations under the Permits, Permitted Exceptions, Contracts and Leases and not to amend, modify or terminate or permit the termination of any Permit, Contract, Permitted Exception or Lease except with respect to Contracts and Leases in the ordinary course of business, without the prior written consent of AL Investors, which shall not unreasonably be withheld; fe) not to enter into any Major Lease or Major Contract for a Facility, without AL Investors' prior written consent, which shall not unreasonably be withheld; and (f) not to mortgage, encumber or otherwise place or permit any encumbrance on the Facility.

8. AL INVESTORS' CONDITIONS PRECEDENT TO CLOSING. The Closing and AL Investors' obligations hereunder are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions, any one or more of which may be waived or deferred in whole or in part, but only in writing, by AL Investors.

8.1 Accuracy of Warranties; Compliance with Covenants. All representations and warranties by Sellers contained in and made pursuant to this Agreement shall be true and correct as of the Closing Date. In addition to the specific matters referred to in this Section 8, Sellers shall have tendered to AL Investors all of the agreements, instruments, documents, certificates, insurance policies and other materials required from Sellers on or before the Closing Date pursuant to the terms of this Agreement and Sellers shall have compiled with all of its affirmative and negative covenants set forth herein.

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8.2 Financing The Initial Senior Loan and Initial Junior Loan shall close simultaneously with Closing hereunder.

8.3 Final Approval. Final approval of this transaction by each of the members of AL Investors.

8.4 Title Insurance. Title Company is ready, willing and able to issue the form of ALTA owners' extended coverage title insurance authorized to be issued in the jurisdiction in which the Facility is located insuring fee simple title to the Real Estate vested in AL Investors without exception other than the Permitted Exceptions and in the amount of the Purchase Price for that Facility.

8.5 Related Agreements. Simultaneous closing under the Supplemental Agreement and the Meditrust Purchase Agreement.

9. SELLER'S CONDITION PRECEDENT TO CLOSING. The Closing and the Seller's obligations hereunder and are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions, any one or more of which may be waived or deferred in whole or in part, but only in writing, by Sellers.

9.1. Accuracy of Warranties; Compliance with Covenants and Title to Real Estate. All representations and warranties by AL Investors contained in and made pursuant to this Agreement shall be true and correct as of the Closing Date. In addition to the specific matters referred to in this Section 9, AL Investors shall have complied with all of its covenants hereunder and tendered to Sellers all of the agreements, instruments, documents, certificates and other materials required from AL Investors on or before the Closing Date pursuant to the terms of this Agreement.

9.2 Related Agreements. Simultaneous closing under the Supplemental Agreement and the Meditrust Purchase Agreement.

9.3 Final Approval. Final approval of the board of Emeritus.

10. RIGHTS OF TERMINATION.

10.1 Termination of Agreement. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

(a) By Mutual Consent. By mutual written consent of AL Investors and Sellers;

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(b) Court Order. By AL Investors or Sellers if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; -

(c) Failure to Close. By AL Investors or Sellers it the transactions contemplated hereby shall not have been consummated on or before December 31, 1998, provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

(d) Termination by Sellers. By Sellers upon notice to AL Investors if (i) a condition to the performance of Sellers set forth in Section 9 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by AL Investors or (iii) any representation or warranty made by AL Investors set forth in this Agreement or in any instrument delivered by AL Investors pursuant hereto shall be materially false or misleading;

(e) Termination by AL Investors. By AL Investors upon notice to Sellers if (i) a condition to the performance of AL Investors set forth in Section 8 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by Sellers it (iii) any representation or warranty made by Sellers set forth in this Agreement or in any instrument delivered by Sellers pursuant hereto shall be materially false or misleading.

10.2 Effect of Termination and Right to Proceed. If this Agreement is terminated pursuant to this Section 10, then all further obligations of AL Investors and Sellers under this Agreement shall terminate without further liability of AL Investors or any Affiliate thereof to Sellers or Sellers to AL Investors or any Affiliate thereof, except as specifically provided for in the Supplemental Agreement.

11. CLOSING.

11.1 Closing Date. The Closing under this Agreement shall take place at the offices of Title Company on the Closing Date or at such other time and place designated by AL Investors and Sellers.

11.2 Deliveries by Seller at Closing. At the closing, Sellers shall deliver to AL Investors the following:

(a) Special Warranty Deed to the Real Estate, free from all liens, except for the Permitted Exceptions. The special warranty deed shall include

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covenants, whether by statute or expressly, that Sellers have fee title to the
Real Estate; has the right to convey the same and that Sellers will defend the title to the Real Estate against all persons who may lawfully claim title by, through or under Sellers.

(b) A Bill of Sale for all Personal Property with respect to the Facilities free and clear of all Liens, except for the Permitted Exceptions.

(c) Duly executed Management Agreement, Guaranty Agreement, and Put Agreement.

(d) Such corporate or partnership resolutions regarding due authorization and execution and such opinions of counsel regarding authorization and execution of the documents and instruments to be executed and delivered by any of the Sellers hereunder as AL Investors may reasonably require.

(e) A certificate confirming that all of the warranties and representations by Sellers set forth herein are true and correct.

(f) Certificate of Sellers stating that each of the Sellers is not a "foreign person," as defined in Section 1445(f) of the Code and the regulations issued thereunder, in order to comply with Section 1445(b)(2) and the regulations issued thereunder.

(g) Assignment of the Leases, Permits and Contracts to AL Investors ("Assignment"). In connection with the Assignment, it shall be the sole responsibility of Sellers to obtain all necessary consents and approvals for the transfer of and vesting in the respective Facility entity for all Permits, Contracts and Leases at Closing or within ninety (90) days thereafter.

(h) Such other documents and instruments as AL Investors may reasonably require to vest in the respective Facility Entity all of Seller's right, title and interest in each of the Facilities. 11.3 Deliveries of AL Investors at Closing. At Closing, A L Investors shall deliver to Sellers the following:

(a) The Purchase Price in accordance with Section 2 hereof.

(b) A certificate confirming that all of the warranties and representations of AL Investors are true and correct.

(c) Certificates of resolutions of the members of AL Investors authorizing the transactions contemplated hereby and such opinions of counsel

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regarding due authorization and execution of the documents and instruments to be executed by AL Investors as Emeritus Entities may reasonably require.

(d) Duly executed Management Agreement, Guaranty Agreement, and Put Agreement and a memorandum thereof appropriate for recording.

11.4 Closing Costs and Expenses. All Closing Costs shall be allocated as set forth in Section 15 of the Supplemental Agreement.

11.5 Closing Statements. All income and expense arising out of the management and operation of each Facility, including, but not limited to real property taxes and insurance, shall be prorated between Sellers and AL Investors as of the Closing. Prepaid amounts or deposits under Residency Agreements or security deposits under the Leases shall be credited to AL Investors and utility deposits or prepaid amounts under the Contracts shall be credited to Sellers. The prorations of income and expense for each Facility shall be made on the basis of a written closing statement submitted by Sellers to AL Investors prior to the Closing and approved by AL Investors. In the event any prorations or apportionments made hereunder shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated between the parties when the information is available. Notwithstanding the foregoing, any adjustments or reprorations shall be made, if at all, within one hundred eighty (180) days after Closing.

11.6 Delivery Outside of Escrow. Sellers shall deliver to Buyer at Closing outside of the Closing escrow the originals of the diligence materials referenced in Section 3.2 (except for the originals of the Contracts, Leases and Permits to be held by Managers for use in managing the Facilities) and such copies of all books and records of Sellers used in the operation, maintenance arid repair of the Facilities as AL Investors may direct.

12. MISCELLANEOUS

12.1 No Broker. AL Investors represents to Sellers, and Sellers represent to AL Investors, that no agent, finder or broker has acted for it or was the producing and effective cause of this Agreement or the transactions contemplated herein, and that no commissions or finder's fees are due by it to any third parties. AL Investors agrees to indemnify and hold Sellers harmless, and Sellers agree to indemnify and hold AL Investors harmless, with respect to any and all expenses, obligations, and liabilities resulting from the claims or causes of action relating to any claims made by any person retained or used by it for any agent's

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broker's or finder's fees : r commissions relating to the transactions contemplated herein.

12.2 Entire Agreement. This Agreement together with the Exhibits attached hereto, the Transaction Document, the Supplemental Agreement and the Meditrust Purchase Agreement contain the entire understanding of the parties with respect to the subject matters hereof and supersedes all prior and other contemporaneous oral or written understandings and agreements between the parties hereto.

12.3 Binding Effect; Assignment. This Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns. Except as specifically provided herein, neither party may assign its rights hereunder without the written consent of the other. Notwithstanding the foregoing, AL Investors may assign this Agreement in whole or in part to any Facility Entity which holds or is intended to hold title to any Facility and such Facility Entities' successors and assigns.

12.4 Notices. Any notice, demand, offer or other writing required or permitted pursuant to this Agreement shall be in writing, furnished in duplicate and shall be transmitted by hand delivery, certified mail, return receipt requested, or Federal Express or another nationally recognized overnight courier service, postage prepaid, as follows:

If to Seller:     c/o Emeritus Corporation
                  3131 Elliot Avenue, Suite 500
                  Seattle, Washington 98121-1031
                  Attn: Mr. Kelly Price
                  Facsimile: (206) 301-4500
                  Telephone: (206) 301-4507

With a copy to:   Perkins Coie
                  1201 Third Avenue, Suite 4000
                  Seattle, Washington 98101
                  Attn : Mike Stansbury
                  Facsimile: (206)583-8500
                  Telephone: (206)583-8888

If to AL Investors: AL Investors LLC
                        c/o Bruce D. Thorn
                        2250 McGilchrist Street, SE, Suite 200
                        Salem, Oregon 97302
                        Facsimile: (503) 375-7644
                        Telephone: (503) 370-7071, ext. 7143

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With a copy to:   Foster Pepper & Shefelman PLLC
                  1111 Third Avenue, Suite 3400
                  Seattle, Washington 98101
                  Attn: Gary E. Fluhrer
                  Facsimile: (206) 447-9700
                  Telephone: (206) 447-4400
                  Senior Housing Partners I, L.P.
                  C/o Mr. Noah Levy
                  Prudential Real Estate Investors
                  Suite 1400, Two Ravinia Drive
                  Atlanta, Georgia 30346
                  Facsimile: (770)399-5363
                  Telephone:(770)395-8606

Any party shall have the right to change the place to which such notice shall be given by similar notice sent in like manner to all other parties hereto. Any such notice, if sent by private express overnight courier service, shall be deemed delivered on the earlier of the date of actual delivery or the next business day following deposit, postage prepaid, with such private express overnight courier service and if delivered by hand delivery shall be deemed delivered on the date of the actual delivery and if sent by mail, shall be deemed delivered on the earlier of the third day following deposit with the U.S. Postal Service or actual delivery.

12.5 Captions. The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.

12.6 Joint Effort. The preparation of this Agreement has been the joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

12.7 Counterparts. This Agreement may be executed in counterparts and each executed copy shall be deemed an original which shall be binding upon all parties hereto.

12.8 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or articles contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

12.9 No Offer. Neither the negotiations to date nor the preparation of this Agreement shall be deemed an offer by any party to the other. No such contract shall be deemed binding on any party until such party has executed and delivered a written agreement.

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12.10 Amendments. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

12.11 Exhibits. All Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed a part of this Agreement as if fully set forth in this Agreement.

12.12 Governing Law and Attorneys' Fees. This Agreement including the validity thereof and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Washington without regard to its principals of conflicts of laws. AL Investors may enforce any or all of the provisions of this Agreement directly against Sellers or any of them in the State of Washington or at its option may enforce this Agreement on behalf of any Facility Entity in the state in which such Facility Entity owns a Facility. In the event any party brings an action or any other proceeding against another party to enforce or interpret any of the terms, covenants or conditions hereof, the party prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys' fees by the party or parties not prevailing in such amounts as may be set by the court, at trial and on appeal.

12.13 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the Facility Entities, which are intended third party beneficiaries.

12.14 Rules of Construction. References in this Agreement to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text in which such words appear. The use of any gender shall include all genders, and the singular number shall include the plural and vice versa as the context may require.

12.15 Survival. The warranties, representations, covenants and indemnities set forth in this Agreement shall survive the Closing and shall not be merged in the Transaction Documents.

12.16 Joint and Several. The obligation of each of the Sellers shall be joint and several.

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IN WITNESS THEREOF, the parties hereto have hereunto set their hands and seals as of the data first above appearing. AL INVESTORS: AL INVESTORS LLC, a Delaware limited liability company

              By:  /s/ Norman L. Brenden
              Name: Norman L. Brenden
              Its : Manager

SELLERS: EMERITUS CORPORATION, a Washington corporation

              By:  /s/ Daniel R. Baty
              Name:  Daniel R. Baty
              Title:  Chairman of the Board

EMERITUS PROPERTIES VI, INC., a Washington corporation
              By:  /s/ Daniel R. Baty
              Name:  Daniel R. Baty
              Title:  Chairman of the Board

ESC I, L.P., a Washington limited partnership
By:      ESC G.P. I, INC., Washington corporation, its general partner
              By:  /s/ Daniel R. Baty
              Name:  Daniel R. Baty
              Title:  Chairman of the Board

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                                    EXHIBITS

EXHIBIT A -   Definitions
EXHIBIT B -   Purchase Price
EXHIBIT C -   Legal Descriptions

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                                    EXHIBIT A
                         TO PURCHASE AND SALE AGREEMENT
             IN CONNECTION WITH PURCHASE OF EMERITUS OWNED FACILITIES
                              Certain Defined Terms

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms in the Agreement have the meanings assigned as set forth below and include the plural as well as the singular.

Accreditation Body: Any person, including any Person having or claiming jurisdiction over the accreditation, certification, evaluation or operation of a Facility.

Affiliate: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5% or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

Approved Equipment Leases: Leases for any of the Furnishings and Equipment which have been approved by AL Investors in writing.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation. Business Day: Any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Washington.

Casualty: The damage or destruction by act of god or otherwise ot any portion of any Facility which would cost more than 550,000 to repair or restore.

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Closing or Closing Date. The date upon which the purchase and sale of the twenty-two (22) Facilities being purchased from Meditrust closes as defined in the Purchase Agreement.

Code: The Internal Revenue Code of 1986, as amended.

Condemnation: With respect to any Facility or any interest therein or right accruing thereto or use thereof (i) the exercise of the power of condemnation, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer to any Condemnor under threat of condemnation.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

Consultants: Collectively, the architects, engineers, inspectors, surveyors and other consultants that have been engaged from time to time prior to Closing by the Emeritus Entities or AL Investors to perform services for any of them in connection with a Facility or this Agreement.

Contracts: Collectively, all Provider Agreements, Residency Agreements, Ordinary Contracts and Major Contracts. Date of Taking: The date the Condemnor has the right to possession of the property being condemned. Emeritus Owned Facilities:
Facilities entitled La Villita, Madison Glen and Meadowlands Terrace as denoted under Facility Name below.

Environmental Laws: Environmental Laws means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings, and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Emeritus and the Emeritus Entities or to the Land and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

Escrow Holder: First American Title Insurance Company.

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Facility: Each of the assisted living facilities including the Land,
Improvements and Personal Property associated therewith, located in the city and state as set forth below:

Facility Name         City            State     Units    Beds     Facility LLC and LP
La Villita            Phoenix          AZ        87      110      AL Investors Phoenix
Madison Glen          Clearwater       FL       135      200      AL Investors Clearwater
Meadowlands Terrace   Waco             TX        71       76      AL Investors Waco

The legal description of each of the above Facilities is set forth on Exhibit C hereto. Facility Entity: Each of the Facility LLC's or LP's which owns or will own at Closing a Facility as set forth opposite the name of each Facility above.

Furnishings and Equipment: All furniture, furnishings, beds, televisions, equipment, food service, equipment, apparatus, computers and other personal property used in (or if the context so dictates, required in connection with), the operation of each Facility, other than Operating Equipment, Operating Supplies and fixtures attached to and forming part of the Improvements.

Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence which exercises jurisdiction over any Facility.

Hazardous Substances: "Hazardous Substances" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on any Facility is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, or substance now or in the future defined as a "hazardous substance," "hazardous material," hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "Pollutant" within the meaning of any Environmental Law. Provided, however, Hazardous Substances shall not include the safe and lawful use and storage of quantities of (i) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used

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by occupants of any Facility; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Facilities' parking areas, so long as all of :he foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws.

Improvements: The buildings, structures (surface and sub-surface) and other improvements now or hereafter located on the Land.

Junior Loan: Any indebtedness incurred by Owners which is secured by a mortgage, pledge, and related security instruments against the membership interests of AL Investors in the Facility Entities. Initially, the Junior Loan is evidenced by that certain Loan Agreement between AL Investors (and the Facility Entities) and Senior Housing Partners I, L.P. dated on or about the same date hereof ("Initial Junior Loan"). Land. The parcel or parcels of land on which each of the Facilities is situated, together with all rights of ingress and egress thereto and parking associated therewith as legally described on Exhibit C.

Leases: Collectively, the Ordinary Leases and Major Leases.

Legal Requirements: Collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting a Facility Entity or any Facility or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Facility, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Facility, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Facility or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from the Facility. Without limiting the foregoing, the term "Legal Requirements" includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

Lending Group: GMAC Commercial Mortgage for itself and as agent for other participating lenders in a debt facility to AL Investors secured by the Facilities in the maximum aggregate original principal balance of $138,000,000.

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Lien: With respect to any real or personal property, any mortgage, mechanics' or materialmen's lien, pledge, collateral assignment, hypothecation, charge, security interest; title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property which secures or is intended to secure the payment of money, whether or not inchoate, vested or perfected.

Major Contracts: Any contract for the purchase of goods or services or any other agreement which requires payments in excess of 550,000 per year for any Facility or has a noncancellable term in excess of one year or in which the provider of the goods or services is an Emeritus Entity or an Affiliate of any of them. Major Lease: Any Lease which has a noncancellable term in excess of one year or a rental payment in excess of $10,000 per year or pursuant to which an Emeritus Entity or an Affiliate of any of them is the tenant.

Managed Care Plans: All health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

Managers: Any Person who has entered into a Management Agreement with a Facility Entity, which initially shall mean Emeritus Management LLC and Emeritus Management I LP. or any other entity approved by AL Investors. Medicaid: The medical assistance program established by Title XIX of the Social Security Act and any statute succeeding thereto.

Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statute succeeding thereto.

Meditrust: Meditrust Acquisition Corporation I and Meditrust Company LLC.

Mortgage: collectively, the terms and conditions of the Senior Loan and the Junior Loan.

Operating Equipment: All dishes, glassware, bed coverings, towels, silverware, uniforms and similar items used in, or held in storage for use in (or if the context so dictates, required in connection with the operation of the Facilities.

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Operating Supplies: All consumable items used in, or held in storage for use in
(or if the context so dictates, required in connection with), the operation of the Facilities, including food, medical supplies, fuel, soap, cleaning materials, and other similar consumable items.

Ordinary Contracts: All agreements and contracts to purchase goods and services (excluding Major Contracts) to the extent such other agreements and contracts have been entered into by the Emeritus Entities in the ordinary course of business of construction, owning, operating or managing the Facilities, contract rights (including without limitation, warranties provided in construction contracts, subcontracts, and architects' contracts), right to proceeds or payment on account of any Award or Casualty, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Facility or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor entered into by the Emeritus Entities with any Governmental Authority, Accreditation Body or Third Party Payor or entered into by any of the Emeritus Entities with any third Person, excluding, however, any agreements pursuant to which money has been or will be borrowed or advanced, the Facility Leases, the Leases, any agreements with or obligations relating to employees of a Facility, and any agreement creating or permitting any Lien, or other encumbrance on title (except for the Permitted Exceptions), and any Major Contract.

Ordinary Leases: Collectively, all subleases, licenses, use agreements, equipment leases, concession agreements, tenancy at will agreements and other occupancy agreements (but excluding any Residency Agreement, Facility Lease or Major Lease), whether oral or in writing, entered into by any of the Emeritus Entities and encumbering or affecting a Facility.

Permits: Collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting a Facility or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor, or maintained or used by any of the Emeritus Entities, or entered into by any of the Emeritus Entities with any third Person with respect to a Facility.

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Permitted Exceptions: The exceptions to title approved by AL Investors pursuant to the Purchase Agreement or the Emeritus Purchase and Sale Agreement, including the Approved Equipment Leases.

Person: Any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

Personal Property: All machinery, equipment, furniture, furnishings, vehicles, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, the name of the Facility, and other personal or intangible property located on or in or used in connection with a Facility including, but not limited to, all Operating Equipment, Furnishings and Equipment and Operating Supplies but excluding vans and buses. Prime Rate: The variable rate of interest per annum from time to time set forth in the Wall Street Journal as the prime rate of interest and in the event that the Wall Street Journal no longer publishes a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any major bank or other financial institution reasonably selected by AL Investors.

Provider Agreements: All participation, provider and reimbursement agreements or arrangements, if any, in effect for the benefit of the Emeritus Entities or Meditrust in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with participation in any Third Party Payor Program. Real Estate: Collectively, (i) the Land, (ii) the Improvements, and (iii) all rights, rights-of-way, easements, mineral rights, privileges, options, leases, licenses, and appurtenances in any manner belonging to, or pertaining to, the Land and the Improvements.

Residency Agreement: All contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees. Senior
Loan: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially, the Senior Loan is evidenced by that certain Loan Agreement between AL Investors (and the Facility Entities) and GMAC Commercial Mortgage Corporation dated on or about the same date hereof ("Initial Senior Loan").

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Third Party Payor Programs: Collectively, all third party payor programs in which the Emeritus Entities presently or in the future may participate, including without limitation, Medicare. N1edicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs. Third Party Payors: Collectively, Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs. Title Company: First American Title Insurance Company.

Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

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